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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                                 EOTT ENERGY LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act ("DLLCA"), hereby certifies that:

         FIRST: The name of the limited liability company is EOTT Energy LLC (the "Company").

         SECOND: The address of the registered office of the Company required to be maintained by Section 18-104 of the DLLCA is 9 East Loockerman Street, Dover, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

         Executed this 13th day of November, 2002.

                                    By:        /s/ Walter W. Zimmerman
                                       -----------------------------------------
                                               Walter W. Zimmerman